Exhibit 10.13

CONTRACT NUMBER: BMA-B-2/A.2.4.5-03-001

THIS LEASE AGREEMENT, HEREINAFTER REFERRED TO AS “THE LEASE AGREEMENT” IS SIGNED ON THE ONE HAND BY BAJA DEL MAR, S.A. DE C.V., HEREINAFTER REFERRED TO AS “BAJA DEL MAR” AND BANCO UNION, S.A., HEREINAFTER REFERRED TO AS “BANCO UNION”, BOTH REPRESENTED IN THIS AGREEMENT BY FRANCISCO RUBIO CARDENAS AS THE LEGAL REPRESENTATIVE OF BOTH PARTIES, HEREINAFTER REFERRED TO AS THE “LESSOR”; AND ON THE OTHER HAND BY BLOCK MEDICAL DE MÉXICO, S.A. DE C.V., REPRESENTED IN THIS AGREEMENT BY MR. EDDIE MENDIBLES AS THE LEGAL REPRESENTATIVE, HEREINAFTER REFERRED TO AS THE “LESSEE” AND I-FLOW CORPORATION AS THE GUARANTOR, REPRESENTED IN THIS AGREEMENT BY MR. JAMES DAL PORTO, VICE PRESIDENT, ACCORDING TO THE FOLLOWING DECLARATIONS AND CLAUSES:

DECLARATIONS:

I.	THE LESSOR’S REPRESENTATIVE DECLARES:

A) That on July 24, 1986, by means of Notarized Public Instrument number 25,340, Volume 490, notarized by Mr. Eduardo Illades Moreno, Notary Public No 6 for the city of Tijuana, Baja California, the Mexican Business Corporation known as “Baja del Mar, S.A. de C.V.” was established and that said company was properly inscribed in the Public Property and Commerce Registry of Tijuana, Baja California, Mexico, under section number 18,255, volume 35, Auxiliary Book Two, Commerce Section.

B) That on August 30, 1988, by means of Notarized Public Instrument number 52,878, Volume 908, notarized by Mr. Xavier Ibáñez H., Notary Public 3 for the city of Tijuana, Baja California, the institution known as Banco Unión, S.A. was appointed trustee of the irrevocable trust established in favor of the above-mentioned company for the property located southeast of Parcel Ninety-Six, bordering on the South Irrigation Canal of the Rodríguez Dam of this Municipality with an area of 71,264 square meters; and that said Public Instrument was registered in the Public Property and Commerce Registry of Tijuana, Baja California, Mexico, under section number 73,002, volume CDLVI, Civil Section.

C) That on October 26, 1989, by means of Notarized Public Instrument number 22,510, Volume 390, notarized by Notary Public number 14 of Mexico City, BANCO BCH, S.N.C. (now Banco Unión, S.A.), as the Trustee of Baja del Mar, S.A. de C.V., granted power to attorney to Mr. Francisco Rubio Cárdenas, including the power to sign this Lease Agreement. In addition, Mr. Francisco Rubio Cárdenas declares under oath that these powers have not been limited or revoked.

D) That within the Property mentioned in Declaration I-B, the LESSOR owns and built the Industrial Building identified as B-2 Suite A, Incubator spaces #2, 4 and 5 with a total area of 9,963 square feet (3,321 square feet each) whose location, distribution, measurements and characteristics are specified in Attachments “A” and “B” respectively (These attachments are duly signed by the parties to this agreement). This industrial building includes the following improvements that are the property of the LESSOR and are included in the building’s rent:

•	Capacity for 300 AMPS/220V, 4H three-phase electric energy with growth potential.

•	General lighting.

•	No charge for the consumption of non-productive water.

•	Shared bathrooms.

•	Availability for 2 loading platforms.

E) That the LEASED PROPERTY has water, sewage and water tank services with electricity and an available telephone line service.

F) That the LEASED PROPERTY is available for the LESSEE’s intended use, both in terms of its characteristics as well as its location, according to the Internal Regulations of the “LA MESA PARQUE INDUSTRIAL” (LA MESA INDUSTRIAL PARK) specified in Attachment “C”, which was duly signed by the parties and is therefore an integral part of this Lease Agreement.

G) The LESSOR has obtained all the legal permits required by Mexican Law.

II.	THE LESSEE’S REPRESENTATIVE DECLARES:

A) That the LESSEE is a company legally established according to the laws of the Mexican Republic with the legal capacity to sign and be bound by this Lease Agreement, as established in Notarized Public Instrument number 42,289, Volume 839, signed and notarized before Eduardo Illades Moreno, Notary Public No 7 for the city of Tijuana, Baja California, duly inscribed in the Public Property and Commerce Registry.

CLAUSES:

ONE.  OBJECTIVE

Under the terms and conditions of this agreement, the LESSOR leases Incubator Spaces #2, 4 and 5, Suite A of Building B-2 of the “LA MESA PARQUE INDUSTRIAL” (LA MESA INDUSTRIAL PARK), indicated in Declaration I-D of this Lease Agreement, to the LESSEE.

The LESSOR states that during the term of this Lease, it has all of the rights to the LEASED PROPERTY and guarantees the LESSEE the peaceful use and enjoyment of this property.

TWO.  TERM

The initial term of this Agreement will be 3 (three) years, starting on August 15, 2003 with a termination clause that can be activated with six month’s advance written notice.

Regardless of the commencement date of this Lease, the LESSEE will have the right to access the LEASED PROPERTY in order to install accessories and equipment, at any time after this Agreement is signed.

The LESSER has an option to extend the term of this Lease for 2 (two) additional periods of 3 (three) years each by means of written advance notice from the LESSEE to the LESSOR at least one hundred and twenty (120) days prior to the expiration of the initial term or any of its extensions.

THREE.  RENT

As monthly rent for the Lease, both parties establish a price in National Currency sufficient to acquire the amount of $3,885.57 dollars (three thousand, eight hundred eighty-five dollars and 57/100, currency of the United States of America), paid in monthly installments in advance on the fifteenth day of each calendar month to the LESSOR’s registered office located at Calle E #4. Fracc. Rubio, La Mesa, in this city.

The LESSOR hereby receives the amount in National Currency sufficient to acquire the amount of $3,885.57 dollars (three thousand, eight hundred eighty-five dollars and 57/100, currency of the United States of America) for the payment of the first month’s rent and hereby issues the most ample receipt allowed by law.

The Base Rent will be increased on the first anniversary of the Rent Commencement Date and at each subsequent anniversary, by an increase percentage equal to the increase percentage of the Consumer Price Index of Los Angeles, California during the prior year as published by the Department of Labor of the United States of America. This index will hereinafter be referred to as the CPL. Despite the above, the Base Rent will in no case be increased by less than 3% or more than 5% at the time of each increase.

The parties agree that if the Base Rent is paid late, the Lessee must pay an additional amount equivalent to 3% (three percent) for that month if the monthly payment of the Base Rent is not made by the sixth (6th) day after it is due, provided that the Lessor has given the Lessee written notice of this lack of payment by means of a next-day messenger service with a good delivery reputation, such as Federal Express or DHI, for example, and provided that the Lessee does not make this payment within the next two (2) business days following the date of notification.

FOUR.  GUARANTEE DEPOSIT

On the date this Lease is signed, the LESSEE will provide the LESSOR with an amount sufficient to acquire the amount of $3,885.57 dollars (three thousand, eight hundred eighty-five dollars and 57/100, currency of the United States of America) as a guarantee deposit, partial or total, according to the case, in compliance with all of the LESSEE’s obligations under this Lease. The above-mentioned deposit amount will be returned to the LESSEE upon the termination of this Lease or at the end of any of the extension options, according to the case, provided that there is no balance due in favor of the LESSOR and provided that the LESSEE returns the LEASED PROPERTY in good condition, taking into consideration normal wear and tear for the use of the building. The LESSEE will not have the right to receive any interest for this deposit.

On the date this Lease Agreement is signed, the LESSEE will provide the LESSOR with an amount sufficient to acquire the amount of $750.00 dollars (seven hundred and fifty dollars and 00/100, currency of the United States of America) as a guarantee deposit for the consumption of electricity which will be credited to the final electricity bill.

FIVE.  INTENDED USE OF THE LEASED PROPERTY

The LESSER will use the leased property to conduct non-contaminating industrial activities, mainly those relating to storage according to applicable environmental legislation and that do not produce odors, gases, smoke, vibrations, dust or noise that could cause any damage to the LESSOR or to third parties.

Both parties agree to comply with the Internal Regulations of the “LA MESA PARQUE INDUSTRIAL” (LA MESA INDUSTRIAL PARK) which are included as Attachment “C”.

SIX.  RIGHT TO A REDUCTION IN RENT

If the LEASED PROPERTY suffers serious damage or is destroyed by any cause not imputable to the LESSEE that prevents the LEASED PROPERTY from being used for the purposes for which it was leased, the LESSOR must determine, within 30 (thirty) days after the date the LESSOR is informed of said damage or destruction, whether the LEASED PROPERTY can be restored or reconstructed within the next 6 (six) months and notify the LESSEE of this determination.

If the LESSOR determines that the LEASED PROPERTY cannot be restored or reconstructed within a period of 6 (six) months, both the LESSOR as well as the LESSEE will have to right to terminate this Lease Agreement by providing written notice to the other party.

It has been established that in the event of the partial destruction of the LEASED PROPERTY, for reasons not imputable to the LESSEE, the rent must be partially reduced in proportion to the affect on the LESSEE’s use of the property. Therefore, the LESSEE must provide written notice to the LESSOR no later than one (1) business day after the date the LESSEE becomes aware of said damage.

SEVEN.  GUARANTOR

I-Flow Corporation, through its representative, Mr. James Dal Porto, with registered address at 20202 Windrow Dr. Lake Forest, California 92630, USA, is established as the LESSEE’s Guarantor and guarantees all the commitments that the LESSEE makes under this Lease Agreement. This obligation will continue until the LEASED PROPERTY has been returned to the LESSOR’s satisfaction.

In accordance with the above, the Guarantor, I-Flow Corporation, agrees to sign the “Guarantee Contract” that is attached to this Agreement as Attachment “D”.

EIGHT.  IMPROVEMENTS MADE BY THE LESSEE

The LESSEE will have the right to make interior modifications to the LEASED PROPERTY at its own expense, provided that said modifications do not affect the structural integrity or the exterior appearance of the property.

Despite the above, the LESSEE agrees not to make any structural or other modifications without the prior written authorization of the LESSOR. The request for these modifications must be sent together with a set of plans and specifications to the LESSOR for approval. If the LESSOR does not oppose these modifications within a period of no more than 10 (ten) days, it will be understood that the LESSOR has granted its approval. The LESSEE must return the LEASED PROPERTY to the LESSOR in the condition and with the characteristics that it was in at the time this Lease Agreement was signed, with the exception of reasonable wear and tear, and the LESSEE must pay the LESSOR for any damages that result from taking out, removing or eliminating said improvements in order to return the LEASED PROPERTY to its original condition.

NINE.  PUBLIC UTILITY SERVICES AT THE LEASED PROPERTY

The LESSEE must pay for its own utility services that have been or that will be established in the LEASED PROPERTY, such as electricity, water, telephone, etc.

•	Electricity: The LESSEE must pay the LESSOR for the cost of electricity in the form of a monthly fee based on the amount of consumption shown on the electric meter. This fee will be based on the rates used by the Federal Electricity Commission.

•	Water: The LESSOR provides water for the bathrooms. The LESSOR will charge the LESSEE for the additional consumption of water.

•	Telephone: The LESSEE must contract with TELNOR for the telephone lines and must agree to make periodic payments to this company for the cost of this service.

TEN.  MAINTENANCE OF THE LEASED PROPERTY BY THE LESSOR

During the term of this Lease Agreement, the LESSOR must maintain the roofs, exterior walls, exterior doors, floors, electrical and sewage systems and any other component of the Leased Property, including the water storage system and the corresponding plumbing in good and working condition. Any repairs that are necessary for the proper functioning of the items that the Lessor is responsible to maintain will be made immediately and will be made at the expense of the Lessor, including reasonable preventive maintenance.

ELEVEN.  MAINTENANCE OF THE LEASED PROPERTY BY THE LESSEE

The LESSEE will maintain the electrical and sewage systems (including the bathrooms), the hydro-pneumatic pump (excluding the water storage system and its plumbing), the interior paint, carpeting, non-structural walls, partitions, ceilings, doors and windows in perfect condition at all times and will make all the necessary repairs at its expense, including reasonable preventive maintenance. The LESSEE agrees to maintain the LEASED PROPERTY in good general condition and not permit the accumulation of waste, garbage or any other rubbish in the interior and exterior as well as in the property’s loading and unloading areas. The LESSEE will not use the roof as a storage area.

TWELVE.  RIGHT TO SUBLET

The LESSEE will have the right to totally or partially sublet the LEASED PROPERTY, for industrial purposes, according to applicable environmental legislation, only with prior written authorization from the LESSOR with the understanding that the LESSEE will be responsible for the obligations of said sublease agreement.

THIRTEEN.  TERMINATION OF THE AGREEMENT BY THE LESSEE

The LESSEE has the right to terminate the Lease Agreement at any time in the event of a case of force majeure, an unforeseen circumstance or acts of Government (expropriation, confiscation, etc.) that substantially impede the LESSEE’s industrial use of the LEASED PROPERTY. If the LESSEE exercises this right, the LESSEE must provide the LESSOR with written notice 60 (sixty) days before the effective termination date.

FOURTEEN.  INSURANCE

During the term of this Lease Agreement, the LESSEE will pay the LESSOR the amount of $1,095.93 dollars (one thousand, ninety-five dollars and 93/100, currency of the United States of America) every year on the anniversary date of the Lease Agreement, as payment for a suitable insurance policy against any damage caused to the LEASED PROPERTY by: fire, lightning, explosion, collision of airplanes, smoke, storms, collision of any type of vehicle, strike, popular or student riots, acts of vandalism, flooding, and acts by employees, workers, contractors, suppliers, clients, visitors and directors of the LESSEE. This policy does not include the contents of the building.

FIFTEEN.  PAYMENT OF VALUE-ADDED TAX

The Value-Added Tax resulting from this Agreement will be covered by the LESSEE and approved by the LESSOR.

SIXTEEN.  PARK ASSOCIATION FEE

The LESSEE is responsible for paying the LESSOR the annual fee of $996.30 (nine hundred ninety-six dollars and 30/100, currency of the United States of North America) for maintenance and security services.

SEVENTEEN.  REGISTERED OFFICES

For all the corresponding legal effects of this Lease Agreement, the parties indicate the following addresses for service:

THE LESSOR
La Mesa Parque Industrial [La Mesa Industrial Park]
Calle E #4
Fraccionamiento Rubio. La Mesa
Tijuana, B.C. 2250

THE GUARANTOR
20202 Windrow
Dr. Lake Forest, CA 92630

THE LESSEE
Privada Baja California y Avenida Baja California
Edificio B-2 A Incubadoras 2, 4 y 5 [Building B-2 A Incubator Spaces 2, 4 and 5]
Calle 34 Sur No. 8141
La Mesa Parque Industrial
Tijuana, B.C. 22116

Any notice to be delivered under this agreement must be sent to the other party in writing or sent by certified mail or by specialized messenger service (DHL, Fed-EX, UPS, etc.) to the registered office indicated above, in which case the corresponding notice will be considered delivered fourteen (14) days after the date said notice is sent.

EIGHTEEN.  TRANSFER OR ASSIGNMENT

The LESSEE may transfer or negotiate its rights under this Lease Agreement to any Credit or Banking Institution, either national or foreign, or to any other legally established Company or individual person, provided that the assignee or purchaser of said rights agrees not to disrupt possession of the LEASED PROPERTY or any other right belonging to the LESSEE under this Lease Agreement, while the LESSEE shall continue to fulfill its commitments made under this Agreement. If the LEASED PROPERTY is purchased, the buyer must accept the LESSEE as a tenant under this Lease Agreement and comply with all of the obligations assumed by the LESSOR under this Lease Agreement. For its part, the LESSEE agrees to recognize said assignee or any other person who acquires the LEASED PROPERTY.

For this purpose, and only and exclusively for this purpose, within ten (10) days after receiving the corresponding notification, the LESSEE and the Guarantor must provide the LESSOR with a copy of its last published Financial

Statement and other documentation such as a report from Dun & Brad street that the LESSOR requires for this transaction.

In this case, the LESSOR will provide the LESSEE with written notification about the transfer of rights under this Agreement and from that time forward, the LESSEE must make the rent payment to the registered address of the Institution, company or person indicated, provided that said costs or payments do not violate the corresponding tax and foreign exchange regulations.

NINETEEN.  GOOD FAITH, AUTHORITY AND INTENT

By signing this Agreement, both parties declare that there was no error, coercion or bad faith between both parties and that they have sufficient authority which has not been revoked, reduced or limited in any manner.

TWENTY.  BREACH

The parties expressly agree that in the event of the breach of any of the obligations by any of the parties, the other party shall have the right to either request mandatory compliance or the termination of this Lease Agreement.

TWENTY-ONE.  COMPETENCY

For all matters related to the interpretation and fulfillment of this Lease Agreement, the parties expressly submit to the authority and jurisdiction of the Courts of the city of Tijuana, State of Baja California and to the applicable laws of said institution and they hereby renounce any jurisdiction that may correspond to them by reason of their present or future registered office.

The Spanish language version of this Agreement shall prevail.

The parties are aware of the contents, scope and legal consequences of each and every one of the preceding Clauses and agree to comply with and respect them at all times and they sign below before witnesses in the City of Tijuana, Baja California, on July 29, 2003.

THE LESSOR	THE LESSEE

BANCO UNION, S.A. Trustee of: BAJA DEL MAR, S.A. DE C.V.	BLOCK MEDICAL DE MEXICO S.A. DE C.V.

Lic. Francisco Rubio Cárdenas Legal Representative	By: Eddie Mendibles Legal Representative

BAJA DEL MAR, S.A. DE C.V.

Lic. Francisco Rubio Cárdenas Legal Representative

THE GUARANTOR
I-FLOW CORPORATION
By: James Dal Porto

WITNESS	WITNESS
Elías Laniado Laborin	Rigel Navarro García